Exhibit 10.5
SUBSCRIPTION AGREEMENT
     This SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of May 1, 2006, is entered into by and among Ensource Energy, LLC, a Delaware limited liability company (the “Company”), Lehman Brothers Inc. (“Lehman”), The Ospraie Fund L.P. (“OF”), Ospraie Special Opportunities L.P. (“OSO”), and Ospraie Special Opportunities (Offshore) Master Alternative LLC (“OSO Offshore”; and together with OS and OSO, “Ospraie”), RTR Energy Fund I, LP (“RTR”), Scott W. Smith, Marshall M. Eubank, George K. Hickox, Jr., Jon C. Hughes, Loren B. Singletary and J. Thomas Eubank (collectively, the “Individual Investors”). Each of Lehman, Ospraie, RTR and each of the Individual Investors are referred to herein individually as an “Investor” and together as the “Investors.”
RECITALS
     WHEREAS, the Company was formed effective March 21, 2006 by the filing on such date of the Certificate of Formation with the Secretary of State of the State of Delaware;
     WHEREAS, the Company desires to issue and sell Membership Interests (as defined herein) to the Investors on terms and conditions set forth herein;
     WHEREAS, in connection with the issuance of the Membership Interests, the Members (as defined herein) desire to enter into the LLC Agreement (as defined herein);
     WHEREAS, the Company is the general partner of Ensource Energy Income Fund LP, a Delaware limited partnership (the “Fund”);
     WHEREAS, the Company will contribute the proceeds from the issuance and sale of the Membership Interests to the Fund, in part, as consideration for (i) the issuance to the Company of a class of partnership interests of the Fund designated as “subordinated units” (the “Fund Subordinated Units”) and a class of partnership interests of the Fund designated as “common units” (the “Fund Common Units”); (ii) the 1% general partnership interest in the Fund; (iii) the incentive distribution rights in the Fund; and (iv) the purchase of the Warrants (as defined in the Prospectus);
     WHEREAS, the Fund has made an offer (the “Tender Offer”), pursuant to a registration statement on Form S-4 (Registration No. 333-126068) as filed with the SEC on November 17, 2005 (the “Registration Statement”) and that certain prospectus dated November 21, 2005 (the “Prospectus”) and any prospectus supplement thereto (each a “Prospectus Supplement), for the exchange of depositary units (the “Depositary Units”) of Eastern American Natural Gas Trust (the “Trusty”); and
     WHEREAS, the Fund will use a portion of the proceeds received from the Company to fund a portion of the Tender Offer;
     NOW, THEREFORE, in consideration of the foregoing premises and the covenants hereinafter contained, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS
     SECTION 1.01 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     Affiliate: with respect to any Person, which, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Person specified. For the purpose of this definition, the terms “controls or is controlled by, or is under common control” shall mean the possession, directly or indirectly, of the power to direct or cause direction of management or policies (whether through ownership of securities or any membership or partnership or other interest, by contract or otherwise) of a Person.
     Advance Indemnification Payment: as defined in Section 6.11.
     Agreement: as defined in the preamble hereto.
     Amended Registration Statement: as defined in Section 6.03.
     Associates: with respect to any Person, any officer, director or employee of such Person and such officer’s, director’s or employee’s spouse, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries.
     Benefit Plan: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which a Transaction Party or a Commonly Controlled Entity is (or, if such Benefit Plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
     Closing: as defined in Section 2.04.
     Closing Date: as defined in Section 2.04.
     Code: the Internal Revenue Code of 1986, as amended from time to time, the regulations thereunder and publicly available interpretations thereof.
     Commonly Controlled Entity: an entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group that includes the Company and that is treated as a single employer under Section 414 of the Code.
     Company: as defined in the preamble hereto.
     Constituent Documents: collectively, the certificates of formation of the Company and the Fund, the Existing LLC Agreement, the LLC Agreement and the Fund Partnership Agreement, in each case, together with all amendments, corrections and supplements thereto.
     Damages: as defined in Section 6.11.
     Defensible Title: good and indefeasible title, free and clear of all Liens other than Permitted Liens.

     Depositary Units: as defined in the recitals hereto.
     Employment Agreements: those certain Employment Agreements to be executed concurrently herewith, between the Company and each of Scott W. Smith and Marshall M. Eubank, respectively, in each case, in form and substance acceptable to the Institutional Investors.
     ERISA: the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.
     Exchange Act: the Securities Exchange Act of 1934, as amended.
     Existing LLC Agreement: that certain Limited Liability Company Agreement of the Company dated as of April 24, 2006.
     Filed Fund SEC Report: as defined in Section 3.07(b).
     Fund: as defined in the recitals.
     Fund Common Units: as defined in the recitals.
     Fund Partnership Agreement: that certain Agreement of Limited Partnership of the Fund, as amended, in form and substance acceptable to the Institutional Investors.
     Fund SEC Reports: as defined in Section 3.07(b).
     Fund Subordinated Units: as defined in the recitals.
     GAAP: as defined in Section 3.07(b).
     Governmental Entity: any court or tribunal in any jurisdiction (domestic or foreign) or any governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).
     Indemnified Party: as defined in Section 6.11.
     Institutional Investors: collectively, Lehman and Ospraie.
     Investor(s): as defined in the preamble hereto.
     Investor Board Designees: Messrs. J. Robert Chambers, Richard G. Zepernick, Jr. and John Duryea.
     Law: any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity.
     Lien: any mortgage; lien (statutory or other); other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention, voting agreement or other similar agreement, arrangement, device or restriction; preemptive or similar right; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction;

restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to any other Person of whatever kind and character; provided, however, that the term “Lien” shall not include any of the foregoing to the extent created by this Agreement or any other Transaction Document.
     LLC Agreement: that certain Amended and Restated Limited Liability Company Agreement of the Company to be entered into concurrently with the Closing.
     Management Investor: as defined in Article IV.
     Material Adverse Change: a material adverse change in any of (a) the business, operations, assets, liabilities, properties, financial condition or results of operations of the Company, Fund or the Trust or (b) the legality, validity or enforceability of this Agreement or any of the other Transaction Documents or the rights or remedies of the Investors hereunder or thereunder.
     Material Adverse Effect: an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.
     Member: as defined in the LLC Agreement.
     Membership Interest: as defined in the LLC Agreement.
     Merger: the merger the Company intends to effect after consummation of the Tender Offer in which the Trust will either (i) be merged with and into the Fund and the Fund will be the surviving entity or (ii) alternatively, be merged with and into a newly formed wholly owned subsidiary of the Fund in which the Trust will be the surviving entity.
     Merger Agreement: the merger agreement pursuant to which the Fund will effect the Merger, in form and substance acceptable to the Institutional Investors.
     Merger Documents: collectively, the Merger Agreement and each other agreement, instrument or other document made, executed or delivered in connection with the Merger.
     Multiemployer Plan: a Benefit Plan that is a multiemployer plan as defined in Section 4001(a)(3)of ERISA.
     Officer’s Certificate: a certificate signed in the name of the Company, by the Chief Executive Officer of the Company.
     Person: an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government body or any agency or political subdivision thereof, or any other entity.
     Prospectus Supplement: as defined in the recitals hereto.
     Proceedings: all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.
     Prospectus: as defined in the recitals hereto.
     Purchase: as defined in Section 2.01.

     Purchase Price: as defined in Section 2.03(a).
     Registration Statement: as defined in the recitals.
     Schedule TO: as defined in Section 3.07(b).
     SEC: the United States Securities and Exchange Commission.
     Securities Act: the Securities Act of 1933, as amended.
     Single Employer Plan: any Benefit Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
     Subsidiary: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
     Tax Affiliate: with respect to any Person, (a) any Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.
     Tax Returns: as defined in Section 3.16.
     Tender Offer: as defined in the recitals hereto.
     Tender Offer Documents: collectively, the Registration Statement, the Amended Registration Statement, the Prospectus, each Prospectus Supplement, and each other agreement, instrument, certificate or other document made, executed or delivered in connection with the Tender Offer, as the same may be amended in accordance herewith.
     Third Point: Third Point Partners LP and Third Point Partners Qualified LP.
     Third Point Agreements: collectively, the Third Point Purchase Agreement and that certain Participation Agreement dated as of May 1, 2006 between the Company and Third Point.
     Third Point Purchase Agreement: that certain Common Unit Purchase Agreement, dated as of May 1, 2006, including the exhibits and schedules thereto, between the Fund and Third Point, in form and substance acceptable to the Institutional Investors.
     Third Point Used Commitment Amount: an amount equal to $71,500,000.
     Transactions: the transactions contemplated by this Agreement and each of the Transaction Documents.
     Transaction Documents: collectively, each of this Agreement, the LLC Agreement, the Employment Agreements, the Third Point Agreements, the Fund Partnership Agreement and the Tender Offer Documents.

     Transaction Parties: collectively, the Company and the Fund.
     Trust: as defined in the recitals hereto.
     Trust Agreement: the Second Amended and Restated Trust Agreement of Eastern American Natural Gas Trust dated January 1, 1993 among Eastern American Energy Corporation, Bank of Montreal Trust Company and Wilmington Trust Company.
     Trust SEC Report: as defined in Article IV.
     Underlying Properties: the approximately 671 producing gas wells located in Western Virginia and Pennsylvania owned by Eastern American Energy Corporation.
ARTICLE II.
PURCHASE AND SALE OF MEMBERSHIP INTERESTS
     SECTION 2.01 Purchase and Sale of Membership Interests. (a) On the Closing Date and upon the terms and subject to the conditions hereof, each Investor, severally and not jointly, hereby subscribes for and agrees to purchase from the Company (the “Purchase”), and the Company agrees to issue and sell to each of the Investors, in exchange for the initial capital contribution, a Membership Interest with the Sharing Ratio set forth opposite such Investor’s name below:

	Initial Capital
Investor:	Contribution:	Sharing Ratio:
Lehman Brothers Inc.	$18,700,000	46.75000%
OF	$13,090,000	32.72500%
OSO	$3,814,800	9.53700%
OSO Offshore	$1,795,200	4.48800%
Scott W. Smith	$600,000	1.50000%
Loren B. Singletary	$350,000	0.87500%
J. Thomas Eubank	$250,000	0.62500%
Jon C. Hughes	$250,000	0.62500%
Marshall M. Eubank	$400,000	1.00000%
George K. Hickox, Jr.	$500,000	1.25000%
RTR Fund I, LP	$250,000	0.62500%

Total:	$40,000,000	100.00000%
     (b) If one or more of the Investors fails to timely purchase all of the Membership Interest such Investor is entitled to purchase (such Membership Interest, the “Additional Securities”), the Company shall, prior to the Closing, offer the Additional Securities to each of the Institutional Investors on a pro rata basis based on their Sharing Ratios. If an Institutional Investor does not wish to purchase Additional Securities, the other Institutional Investor may purchase such Additional Securities. If any such Institutional Investor subscribes for and purchases any Additional Securities, such Institutional Investor’s Sharing Ratio set forth in Section 2.01 shall be adjusted accordingly.
     SECTION 2.02 Conditions Precedent to the Obligations of each Investor. Each Investor’s obligation to purchase Membership Interests hereunder on the Closing Date is subject to the satisfaction (or waiver by each of Lehman and Ospraie) on or before the Closing Date, of the conditions contained in this Section 2.02:
     (a) The representations and warranties of the Company contained in Article III and Article IV of this Agreement and of the Management Investors in Article IV shall be true and correct in all respects at and as of the Closing Date, as if made at and as of such date (except that representations and warranties made as of a specific date need be true only as of that date);
     (b) Each Investor shall have received an Officer’s Certificate, dated the Closing Date in the form attached hereto as Exhibit A, attaching (i) true, correct and complete copies of each of the Constituent Documents and (ii) with respect to each Transaction Party, certificates of good standing of the appropriate officials of the jurisdiction of formation of each Transaction Party and of each state or other jurisdiction in which each Transaction Party is qualified to transact business, and is transacting business, except those other jurisdictions where the failure to be so qualified would not have a Material Adverse Effect;
     (c) The Investors shall have received, true and correct copies, certified as to authenticity by the Company, of the validly executed and delivered (i) Third Point Agreements, (ii) Employment Agreements and (iii) Fund Partnership Agreement;
     (d) Concurrently with the consummation of the Purchases hereunder, Third Point shall have purchased that number of Fund Common Units equal to product of (a) a fraction, of which (i) the numerator is 71.5 and (ii) the denominator is 91.5, times (b) the number of Depositary Units validly tendered in the Tender Offer and accepted by the Company for cash consideration not to exceed $31 per Depositary Unit, rounded to the nearest whole number of Depositary Units;
     (e) Concurrently with the consummation of the Purchases hereunder, the Company and each of the Investors shall have executed and delivered the LLC Agreement;
     (f) (i) There shall be no Proceedings pending or, to the Company’s knowledge threatened, against or affecting any Transaction Party or the Trust or any of their respective properties or rights, or any of their respective Affiliates, Associates, officers or managers, before any Governmental Entity which (A) seeks to restrain, enjoin or prevent the consummation of the transactions contemplated by any Transaction Document or (B) questions the validity or legality of any such transaction and (ii) to the Company’s knowledge there shall be no valid basis for any such Proceeding;
     (g) The Investors shall have received the executed legal opinion of Andrews Kurth LLP, counsel to the Company with respect to such matters and in form satisfactory to the Institutional Investors;
     (h) Since December 31, 2005, no event or circumstance having a Material Adverse Effect shall have occurred and shall be continuing;
     (i) Each Transaction Party shall have performed and complied in all material respects with all agreements, covenants and conditions contained in each Transaction Document which are required to be performed or complied with by such Person prior to or on the Closing Date;

     (j) The Institutional Investors shall have completed a satisfactory due diligence review of the business prospects of the Company, the Fund, the Trust and Ensource Reserves Management LLC, including tax, legal and accounting issues;
     (k) There shall have been validly tendered and not properly withdrawn prior to the expiration of the Tender Offer, as amended, that number of Depositary Units representing at least a majority of the total voting power of all of the outstanding trust units immediately prior to the expiration of the Tender Offer for a cash purchase price not in excess of $31 per share and/or for exchange with Fund Common Units; and
     (1) The Institutional Investors shall have received such additional approvals, opinions and documents as such Persons may have reasonably requested.
     (m) The Company shall have obtained director and officer liability insurance with a financially sound and reputable insurance company with such coverage and in such amounts satisfactory to the Institutional Investors in their sole discretion.
     (n) The Company shall have been duly and validly elected or otherwise appointed the sole general partner of the Fund.
     SECTION 2.03 Closing Conditions of the Company. The Company’s obligation to issue and sell the Membership Interests to be issued and sold and by it hereunder on the Closing Date is subject to the satisfaction or waiver, on or before the Closing Date, of the conditions contained in this Section 2.03:
     (a) The Investors shall deliver to the Company an aggregate purchase price equal to $40,000,000 (the “Purchase Price”), by wire transfer or by such other method as may be reasonably acceptable to the Company, in immediately available funds. Such amounts shall be paid to the account of the Company as shall have been designated in writing a reasonable time in advance to the Investors by the Company;
     (b) The representations and warranties of the Investors contained in this Agreement shall be true and correct in all respects at and as of the Closing Date, as if made at and as of such date (except that representations and warranties made as of a specific date need be true only as of that date); and
     (c) The Investors shall have performed in all material respects all of their respective obligations under this Agreement required to be performed by them on or prior to the Closing Date.
     SECTION 2.04 Closing: Termination.
     (a) Subject to the prior or concurrent satisfaction or waiver of each of the conditions set forth in Sections 2.02 and 2.03, the closing for the Purchase (the “Closing”) shall take place at 10:00 A.M., New York City time, on the third Business Day following the satisfaction or waiver of all closing conditions to the obligations of the Parties to consummate the Purchase (other than conditions with respect to actions the respective Parties will take at the Closing itself), or such other date as the Institutional Investors and the Company agree in writing (the “Closing Date”) at the offices of Akin, Gump, Strauss, Hauer & Feld LLP or at such other time as may be agreed upon among the Company and the

Institutional Investors. Each Investor shall deliver its portion of the aggregate Purchase Price to the Company by wire transfer of immediately available funds to such account as the Company shall designate prior to the Closing Date.
     (b) This Agreement may be terminated by any party hereto if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before 120 days after the date hereof.
ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     SECTION 3.01 The Company represents and warrants to each Investor that as of the date hereof, and after giving effect to consummation of the Transactions:
(a)	Organization, Qualifications and Corporate Power
          (i) The Company is a limited liability company, and the Fund is a limited partnership, in each case, duly organized, validly existing and in good standing under the laws of the State of Delaware and each is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. Each Transaction Party has full power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and each Transaction Document and to issue, sell and deliver the Membership Interests.
          (ii) Except as set forth on Schedule 3.01, none of the Transaction Parties (A) owns of record or beneficially, directly or indirectly, any shares of capital stock or ecurities exercisable or exchangeable for, or convertible into capital stock of any other entity or any participating interest in any partnership, joint venture or other non-corporate business enterprise or (B) controls, directly or indirectly, any other Person.
     SECTION 3.02 Authorization; No Conflict; No Violation.
     (a) The execution and delivery of this Agreement and each of the other Transaction Documents by each of the Transaction Parties party thereto, and performance of their respective obligations hereunder or thereunder:
     (i) have been duly authorized by all requisite action of each of the applicable Transaction Parties;
     (ii) will not (A) result in a violation of any law, rule or regulation, or any order, injunction, judgment or decree of any Governmental Entity, (B) conflict with, result in a breach of, or constitute (or, with due notice or lapse of time or both, would constitute) a default under, or give rise to any right of termination, acceleration or cancellation under, any indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which any Transaction Party or any of its properties or assets is bound, (C) result in the creation or imposition of any Lien upon any Transaction Party or any of the Transaction Parties’ respective properties or assets or (D) require any consent, approval, notification, waiver or other similar action from any third party; and
     (iii) do not require any Transaction Party to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person or Governmental Authority.
     (b) No provision of this Agreement or any Transaction Document violates, conflicts with, results in a breach of or constitutes (or, with due notice or lapse of time or both, would constitute) a default by any other Person under any indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which any Transaction Party is party.
     SECTION 3.03 Consents and Approvals. Subject to the accuracy of the representations and warranties of the Investors set forth in Article V, no registration or filing with, or consent or approval of or other action by, any Governmental Entity or any third party is or will be necessary for the Company’s valid execution, delivery and performance of this Agreement, any other Transaction Document or the issuance, sale and delivery of the Membership Interests, other than those (i) which have previously been obtained or made or (ii) those which are required to be made under federal or state securities laws, which will be obtained or made, and will be effective within the time periods required by law.
     SECTION 3.04 Validity. This Agreement and each Transaction Document have been duly executed and delivered by the applicable Transaction Party and constitutes the legal, valid and binding obligation of such Persons, enforceable against such Persons in accordance with their respective terms, except to the extent limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and (ii) general principles of equity, and except that enforcement of rights to indemnification and contribution contained therein may be limited by applicable federal or state laws or the public policy underlying such laws, regardless of whether enforcement is considered in a proceeding in equity or at law.
     SECTION 3.05 Securities of the Company.
     (a) Schedule 3.05 sets forth the list of the members, the initial capital contribution and Sharing Ratio (as such term is defined in the LLC Agreement) of each member of the Company after giving effect to the purchase of Membership Interests hereunder. Except as set forth in the Employment Agreements, the Company does not have outstanding any securities convertible into or exchangeable for Membership Interests or any other securities of the Company nor does it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, Membership Interests or any other securities of the Company or securities convertible into or exchangeable for Membership Interests or any other securities of the Company.
     (b) The Membership Interests have been duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, and will be free and clear of all Liens, other than Liens created by the Investors and restrictions on transfer imposed by the LLC Agreement, the Securities Act and applicable state securities laws.
     (c) Except as set forth in the LLC Agreement, there are no voting trusts or agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or other similar rights or proxies relating to any of the Company’s securities, or agreements relating to the issuance, sale, redemption, transfer or other disposition of the Company’s securities.
      SECTION 3.06 No Operations or Business. Prior to the Closing, the Company has had no operations or business, incurred no debt or liability, other than ordinary formation expenses, and has no assets except for $1,000 as initial formation capital. Except as set forth on Schedule 3.06, prior to the Closing, the Company has not entered into any agreements or contracts and has no present intention to enter into any contracts or agreements other than this Agreement and the Transaction Documents to which it is a party.
      SECTION 3.07 Tender Offer.
     (a) The negotiations and preparations of documents related to the Tender Offer and all actions taken by the Fund or its Affiliates or representatives in connection therewith, including all due diligence on the units of the Trust being exchanged thereunder (the “Depositary Units”), have been in good faith and performed in a reasonably prudent and customary manner for a transaction of comparable size and complexity. All documents or information related to the Tender Offer that would be material to the Investors’ investment decision with respect to its investment in the Fund, including, but not limited to, the Prospectus, each Prospectus Supplement, any amendments thereto, have been delivered or made available to the Investors and are true and accurate in all material respect as to the date on which such document or information was prepared and do not omit to state any material fact necessary to make such information not misleading in light of the circumstances under which such document or information were prepared; provided however, that as to any document or report not prepared by the Company or the Fund, or any of their respective Affiliates or any document or report summarizing information furnished to the Company, the Fund or their respective Affiliates (provided such information is accurately summarized), the sole representation herein is that the document or report has been delivered to the Investors and that none of the Company, the Fund or any of their respective Affiliates has any knowledge of any material untrue statement contained therein or any omission to state a material fact contained therein. The Tender Offer shall be in accordance with the terms and conditions of the documents delivered to the Investors.
     (b) The Company has caused the Fund to furnish or make available to the Investors, via its EDGAR filings with the SEC, true and complete copies of the Fund’s (i) Registration Statement, (ii) Schedule TO relating to the Tender Offer (File No. 005-81162) (the “Schedule TO”) and (iii) all other reports filed with or registration statements declared effective by the SEC which are all of the documents (other than preliminary material) that the Company was required to file with the SEC (the documents referred to in clauses (i) through (iii), together with all accompanying exhibits and all information incorporated therein by reference, being referred to herein collectively as the “Fund SEC Reports”). The Fund has timely made all filings and furnishings with the SEC pursuant to the Exchange Act during the 12 months preceding the date of this Agreement. As of their respective dates, the

Fund SEC Reports were duly filed with or furnished to the SEC and complied in all material respects with the requirements of the Sarbanes-Oxley Act, the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC and the New York Stock Exchange thereunder applicable to such Fund SEC Reports. Except to the extent that information contained in any Fund SEC Report filed or furnished with the SEC and made publicly available prior to or concurrent with the date of this Agreement (a “Filed Fund SEC Report”) has been revised or superseded by a later Filed Fund SEC Report, as of their respective dates, none of the Filed Fund SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements included in the Filed Fund SEC Reports comply in all material respects with applicable accounting requirements of the Securities Act or the Exchange Act and with the published rules and regulations of the SEC with respect thereto. The financial statements of the Fund and the Company (including the schedules and notes thereto) included in the Fund’s SEC Reports (i) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis and (ii) present fairly, in all material respects the financial position of the Fund and the Company as at the dates thereof and the results of its operations and cash flow for the periods then ended, except that the unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments.
      SECTION 3.08 Registration Statement and Prospectus.
     (a) The Company has caused the Fund to prepare the Registration Statement in conformity with the requirements of the Securities Act and the rules and regulations of the SEC thereunder and to file such Registration Statement with the SEC under the Securities Act. The Registration Statement, which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has been declared effective by the SEC under the Securities Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.
     (b) The SEC has not issued an order preventing or suspending the use of any Preliminary Prospectus or the Prospectus relating to the Tender Offer nor instituted proceedings for that purpose. Neither the Registration Statement nor any amendment thereto, nor the Prospectus, contains, as the case may be, any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.
      SECTION 3.09 Litigation; Compliance with Law. There is no (i) action, suit, claim, proceeding or investigation pending or, to the Company’s knowledge, threatened, against or affecting any Transaction Party or its properties or assets or any of its Affiliates or Associates, at law or in equity, or before or by any Governmental Authority, (ii) arbitration proceeding pending or, to the Company’s knowledge, threatened, against or affecting any Transaction Party or its properties or assets or (iii) governmental inquiry pending or, to the Company’s knowledge, threatened, against or affecting any Transaction Party or its properties or assets (including any inquiry as to any Transaction Party’s qualification to hold or receive any license or permit), and, to the Company’s knowledge, there is no basis for any of the foregoing. No Transaction Party is in default with respect to any order, writ, judgment, injunction or decree known to or served upon such Person of any Governmental Authority.
     SECTION 3.10 Offering of the Membership Interests. Assuming the accuracy of the Investors’ representations and warranties set forth in Article V, the Company has complied in all respects with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Membership Interests. Neither the Company nor any Person acting on its behalf has taken or will take any other action (including any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Membership Interests under the Securities Act or the rules and regulations of the SEC promulgated thereunder), in either case so as to subject the offering, issuance or sale of the Membership Interests to the registration provisions of the Securities Act. Neither the Company nor any Person acting on its behalf has offered the Membership Interests to any Person by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.
     SECTION 3.11 Insurance. Each Transaction Party and its respective properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and business such Person as now conducted and as presently contemplated to be conducted after giving effect to consummation of the Transactions. No notice of any termination or threatened termination of any of such policies has been received by any Transaction Party and such policies are in full force and effect.
     SECTION 3.12 Brokers; Financial Advisors. No agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Agreement or the other Transaction Documents, and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understandings made by or on the Company’s behalf.
     SECTION 3.13 Investment Company Act. The Company is not, nor is it directly or indirectly controlled by or acting on behalf of, any Person that is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     SECTION 3.14 Registration Rights. Except as set forth in the Fund Partnership Agreement, the LLC Agreement and the Third Point Agreements, no Person has demand or other rights to cause any Transaction Party to file any registration statement under the Securities Act relating to any securities of any Transaction Party or any right to participate in any such registration statement, including piggyback registration rights.
     SECTION 3.15 Books and Records. The books of account, ledgers, order books, records and documents of each Transaction Party accurately and completely reflect in accordance with usual and customary prudent business practices all material information relating to such Person’s business, the location and collection of such Person’s assets and the nature of all transactions giving rise to such Person’s obligations and accounts receivable.
     SECTION 3.16 Taxes. Each Transaction Party has filed or caused to be filed all federal, state and other material tax returns, reports and statements (collectively, “Tax Returns”) that are required to be filed by any either or any of their respective Tax Affiliates with the appropriate

Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed; all such Tax Returns are true and correct in all material respects and correctly reflect the facts regarding the income, business, assets, operations, activities, status or other matters of such Person and any other information required to be shown thereon; each Transaction Party has paid, prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by or otherwise due and payable to any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Person); no tax Lien has been filed against the property of any Transaction Party; and, to the best knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge. No Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Transaction Party and each of their respective Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. There are no tax sharing agreements or similar arrangements with respect to or involving any entity in any Transaction Party. From its inception and immediately after the Closing, the Company has been and will be classified as a partnership for federal income tax purposes.
     SECTION 3.17 ERISA. No Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred with respect to any Transaction Party during the five-year period prior to the date on which this representation is made or deemed made with respect to any Benefit Plan, and each Benefit Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan of a Transaction Party has occurred, and no Lien in favor of the PBGC or a Benefit Plan has arisen, during such period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Benefit Plans) of the Company did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Benefit Plan allocable to such accrued benefits by a material amount. Neither the Transaction Parties nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Transaction Parties nor any Commonly Controlled Entity would become subject to any material liability under ERISA if such Transaction Party or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in reorganization or insolvent.
     SECTION 3.18 Ownership of Property. Each Transaction Party has Defensible Title to all of its properties which constitute, for applicable state law purposes, “real” or “immovable” property, or an interest therein, and good and indefeasible title to all of the properties which constitute, for applicable state law purposes, “personal” or “movable” property.
     SECTION 3.19 Transactions with Affiliates. Except as set forth on the Schedule 3.19 or as contemplated by the Transaction Documents, no Transaction Party is a party to any agreement with any of its respective partners, directors, officers, trustees or members or any Affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person), (ii) licenses technology (either to or from such Person), (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (iv) purchases products or services from such Person or (v) has borrowed money from or lent money to such Person. No Transaction Party employs as an employee or engages as a consultant any family member of any of such Person’s managers, directors, officers, trustees or partners. To the best knowledge of the Company, there exist no agreements among the partners or members, as the case may be, of any Transaction Party to act in concert with respect to their voting or holding of partnership or membership interests, as applicable.
     SECTION 3.20 Disclosure. The Company has disclosed or made available to the Investors all facts material to the Company’s business, operations, assets, liabilities, prospects, properties, condition (financial or otherwise) and results of operations. None of this Agreement, any Transaction Document, any Schedule or Exhibit to any such agreement, or any other statements, documents or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made. There is no fact that the Company has not disclosed to the Investors and of which the Company is aware which has resulted in, or, insofar as the Company can reasonably anticipate, could be reasonably expected to result in, a Material Adverse Change. The financial projections and other estimates provided to the Investors were prepared by the Company and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of such financial projections and other estimates, believed to be reasonable and which the Company currently believes are reasonable. As of the date hereof, no facts have come to the Company’s attention that would, in its opinion, require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MANAGEMENT
INVESTORS
     Each of Scott W. Smith and Marshall M. Eubank in their respective capacities as Members of the Company (each, a “Management Investor”) and the Company, jointly and severally, represents and warrants to each Investor that as of the date hereof, and after giving effect to the consummation of the Transactions, that to each of the Management Investor’s knowledge and the Company’s knowledge, in each case, based solely on their respective review of the Trust’s Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the SEC on March 16, 2006 (the “Trust SEC Report”).
     (a) the Trust is a statutory trust validly existing and in good standing under the laws of the State of Delaware. True and complete copies of the Trust’s certificate of trust and the Trust Agreement have been made available to the Investors through the Trust’s filings with the SEC;
     (b) the Trust does not have any Subsidiaries;
     (c) the authorized capital of the Trust consists of 5,900,000 trust units, of which as of March 16, 2006 (the most recent date as of which the Trust has made publicly available such information) 5,880,100 trust units were on deposit with a depositary and were evidenced by the Depositary Units, each of which evidences a trust unit and l/50th of a $1,000 face amount stripped-interest U.S. treasury bond maturing May 13, 2013;
     (d) the trust units of the Trust evidenced by the Depositary Units have been duly and validly issued by the Trust and are fully paid in accordance with the Trust Agreement and are non-assessable;
     (e) there is no trust security, depositary unit or any other security of the Trust issuable upon conversion or exchange of any security of the Trust nor are there any rights, options or warrants outstanding or other agreements to acquire trust interests, depositary units or any other security, nor is the Trust contractually obligated to purchase, redeem or otherwise acquire any of its outstanding securities;
     (f) no securityholder of the Trust or other Person is entitled to any preemptive or similar rights to subscribe for trust securities, depositary units or any other securities of the Trust;
     (g) the execution and delivery by the Trust of the Merger Agreement, the Merger and the performance by the Trust of its obligations under the Merger Agreement and the consummation of the transactions contemplated thereby do not require the Trust to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person or Governmental Entity other than the holders of the Depositary Units;
     (h) subject to the matters described in Schedule 3.6(b) of the Third Point Purchase Agreement, the execution and delivery of the Merger Agreement (assuming that the Trust is the surviving entity of the Merger as contemplated pursuant to the form of Merger Agreement included as Exhibit 10.7 to the Registration Statement), and the fulfillment of the terms thereof by the Trust, will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, (i) any contract, agreement, instrument, commitment or other arrangement to which the Trust is a party or by which it is bound or to which its properties, assets or businesses are subject, (ii) the Trust’s certificate of trust or the Trust Agreement or (iii) any rule or regulation of any Governmental Entity having jurisdiction over the Trust or over its properties or businesses;
     (i) the Trust has timely made all filings and furnishings with the SEC pursuant to the Exchange Act during the 12 months preceding the date of this Agreement and as of its date, the Trust SEC Report has been duly filed with or furnished to the SEC;
     (j) the financial statements of the Trust (including the schedules and notes thereto) included in Trust SEC Report have not been prepared in accordance with GAAP as the financial statements of the Trust differ from financial statements prepared in accordance with GAAP due to the following (a) certain cash reserves may be established for contingencies which were not accrued in the financial statements, (b) amortization of the “Net Profits Interests” in gas properties is charged directly to the Trust corpus and (c) the sale of the “Net Profits Interests” is reflected in the Statements of Distributable Income as cash proceeds to the Trust applied on a consistent basis;

     (k) since December 31, 2005, there has been no (i) Material Adverse Change or Material Adverse Effect with respect to the Trust, (ii) issuance of trust units of the Trust, Depositary Units or other securities or options, warrants or rights to acquire securities of the Trust, (iii) declaration, setting aside or payment of any dividend or other distribution with respect to the Depositary Units or other securities of the Trust, except as disclosed under the caption “Distributions and Income Computations” of the Trust SEC Report, (iv) material loss, destruction or damage to any property of the Trust or the Underlying Properties, whether or not insured, (v) acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness, except in the ordinary course of business or that is not material to the business of the Trust, (vi) loan or extension of credit to any officer, trustee or employee of the Trust, or (vii) acquisition or disposition of any material assets, including without limitation the Underlying Properties (or any contract or arrangement therefor), or any other material transaction by the Trust otherwise than for fair value in the ordinary course of business;
     (l) there is no legal action, suit or arbitration by any Person, or other legal, administrative or governmental (whether federal, state, local or foreign) investigation, inquiry or proceeding pending or, to the best of each of the Management Investor’s knowledge and the Company’s knowledge threatened, against or materially or adversely affecting the Trust or its properties, assets or business. Neither any Management Investor nor the Company is aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. The Trust is not subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity;
     (m) the Trust does not have any employees and the Trust has never had any employees or been subject to any collective bargaining agreement;
     (n) (i) subject to the disclosure in Item 1A of the Trust SEC Report under the captions “Risk Factors — The legal status of the Net Profits Interests under some circumstances is unclear” and “Risk Factors — The Net Profits Interests are subject to any defects in Eastern American’s rights to the Underlying Properties,” the Trust has good title to its over-riding royalty interests described under the caption “NOT Properties — Net Profits Interests” in the Prospectus and (ii) such over-riding royalty interests are the only material real properties owned by the Trust; and
     (o) the Trust is not a party to any material agreement with any of its Affiliates.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
     Each Investor, in connection with purchases of Membership Interests hereunder, severally but not jointly, represents and warrants solely with respect to itself to the Company and to the other Investors as of the Closing Date that:
     SECTION 5.01 Investment Matters.
     (a) Such Investor is acquiring the Membership Interests solely for its beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of Membership Interests in violation of applicable securities laws;

     (b) Such Investor understands that the Membership Interests have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof, the availability of which depend in part upon the bona fide nature of its investment intent and upon the accuracy of its representations made in this Article V;
     (c) Such Investor understands that the Company is relying in part upon the representations and agreements contained in this Article V for the purpose of determining whether the offer, sale and issuance of the Membership Interests meets the requirements for such exemptions;
     (d) Such Investor is an “accredited investor” as defined in Rule 501 (a) under the Securities Act;
     (e) Such Investor has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of an investment in Membership Interests to which it is subscribing;
     (f) Such Investor understands that the Membership Interests will be “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the SEC provide in substance that it may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom; and
     (g) Such Investor has been furnished by the Company with all information (or provided access to all information) regarding the business and financial condition of the Company, its expected plans for future business activities, the attributes of the Membership Interests for which such Investor is subscribing and the merits and risks of an investment in such Membership Interests which it has requested or otherwise needs to evaluate the investment in such Membership Interests; that in making the proposed investment decision, such Investor is relying solely on such information, the representations, warranties and agreements of each other Investor and on investigations made by it and its representatives; and that the offer to sell the Membership Interests hereunder was communicated to such Investor in such a manner that it was able to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the proposed transaction and that at no time was it presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general or public advertising or solicitation.
SECTION 5.02 Authority.
     (a) Such Investor has full power and authority to enter into and perform its obligations under this Agreement; and
     (b) This Agreement has been duly authorized, executed and delivered by a Person authorized to do so, constitutes the legal, valid and binding obligation of such Investor and, except as may be affected (i) by bankruptcy, insolvency, moratorium, reorganization and other similar laws and judicial decisions affecting the rights of creditors generally and (ii) by general principles of equity and public policy (regardless of whether considered at law or in equity), is enforceable against such Investor in accordance with its terms.

     SECTION 5.03 No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not, without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which such Investor is subject, or (ii) with respect to any Investor which is not a natural person, conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation, bylaws, partnership agreement or other organizational document, as applicable, or any agreement or other instrument to which such Investor is a party or by which such Investor is bound.
ARTICLE VI.
COVENANTS
     SECTION 6.01 General Partner Contribution. Prior to or concurrently with the Closing, the Company shall contribute the following amounts to the Fund for use by the Fund for the following the specific purposes: (a) $500,000 to purchase the Warrants (as defined in the Prospectus), (b) $19,500,000 to purchase (i) Fund Subordinated Units at a price not to exceed $31 per Fund Subordinated Unit, (ii) the 1% general partnership interest in the Fund and (iii) the incentive distribution rights in the Fund and (c) an aggregate amount (subject to a maximum amount of $20,000,000) to purchase Fund Common Units, at price equal to the price at which the Fund tenders for the purchase of Depositary Units (not to exceed $31 per Fund Common Unit) on a pari passu basis with Third Point such that the number of Fund Common Units purchased will equal the number of Depositary Units validly tendered in the Tender Offer and accepted by the Fund for cash consideration.
     SECTION 6.02 Covenants Pending Closing. Pending the Closing, the Company will not, and will not permit any other Transaction Party to, without the Institutional Investors’ prior written consent, take any action which would result in any of the representations or warranties contained in this Agreement not being true at and as of the time immediately after such action, or in any of the covenants contained in this Agreement becoming incapable of performance. The Company will promptly advise the Investors of any action or event of which it becomes aware which has the effect of making incorrect any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance.
     SECTION 6.03 Fund Securities Filings. The Company shall cause the Fund, no later than 15 days following the execution of this Agreement, (i) to file a post-effective amendment to the Registration Statement in a form required by the Securities Act and otherwise acceptable to the Institutional Investors, together with any exhibits required to be filed therewith (the “Amended Registration Statement”); (ii) to file an amendment to the Schedule TO in a form required by the Exchange Act and otherwise acceptable to the Institutional Investors, together with any exhibits required to be filed therewith. Thereafter, the Company shall cause the Fund to timely file any filings and notices required by the SEC or the National Association of Securities Dealers, Inc. with respect to the transactions contemplated by the Registration Statement, as amended and the Schedule TO, as amended, in each case in form and substance acceptable to the Institutional Investors.
     SECTION 6.04 Consents and Approvals. From and after the date hereof, the Company shall use its best efforts to obtain as promptly as practicable any consent or approval of any Person, including, without limitation, any regulatory authority, Governmental Entity required in connection with the transactions contemplated by this Agreement, any other Transaction Document or the consummation of the Transactions.
     SECTION 6.05 Investor Consents. Unless expressly contemplated by the Amended Registration Statement or any Transaction Document, prior to the Closing, the Company shall not, and shall not permit any Transaction Party to, without the prior written consent of the Institutional Investors:
     (a) amend or modify any Transaction Document;
     (b) make any payments to any member of the Company, including, without limitation any dividends or distributions;
     (c) authorize or effect the issuance by the Company of any membership interests (including any convertible or exchangeable security or any option or warrant to acquire partnership interests);
     (d) authorize or effect any change in senior management of any Transaction Party or in the compensation thereof or amend any employment agreement or arrangement related to any member of senior management;
     (e) approve or effect any changes in the Company’s accounting methods or policies other than as required by GAAP, or change the auditors of any Transaction Party; and
     (f) authorize or effect any (i) sale, lease, transfer or other disposition of any assets, (ii) purchase or acquisition of any assets, (iii) the incurrence of any indebtedness or guaranties with respect to the same, (iv) merger, consolidation, winding up or dissolution, (v) employment or other compensation arrangements or (vi) or otherwise enter into any material agreements or effect any material transaction.
     SECTION 6.06 Appointment of Investor Board Designees. Immediately following, and in any event not later than one day after, the consummation of the Tender Offer, the Investor Board Designees shall be duly appointed to the Company’s Board of Managers or similar governing entity.
     SECTION 6.07 Merger. The Company will cause the Fund to use its best efforts to effect the Merger as soon as reasonably practical following the Closing Date.
     SECTION 6.08 Internal Accounting Controls. As promptly as practicable following the Closing, and in any event within 30 days thereafter, the Company will establish a system of internal accounting controls sufficient, in the judgment of the management of the Company, to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     SECTION 6.09 Further Assurances. The Company and the each of the Investors covenants and agrees to cooperate and use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Documents, including cooperating fully with the other parties to obtain all approvals that may be necessary or which may be reasonably requested by the Company or the Investors to consummate the transactions contemplated by this Agreement and the other Transaction Documents. In case at any time after the date hereof any commercially reasonable further action is reasonably necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall take all such reasonably necessary action. The Institutional Investors shall not be required to expend material funds in connection with their obligations under this Section 6.09.
     SECTION 6.10 Public Disclosures. Any public announcements regarding the terms of this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby, or the financial performance of the Company shall be made only with the consent of the Institutional Investors, which consent shall not be unreasonably withheld or delayed. To the extent an Institutional Investor is required to issue a public announcement by applicable law or stock exchange regulations, such Institutional Investor shall allow the other Institutional Investor reasonable time to comment on such release or statement in advance of its issuance.
     SECTION 6.1l Indemnity.
     (a) The Company agrees to indemnify, defend and hold harmless the Investors (and their partners (and each officer and director thereof), directors, managers, officers, members, stockholders, employees, Affiliates, agents and permitted assigns) (each an “Indemnified Party”) from and against any and all losses, claims, liabilities, damages, deficiencies, costs or expenses (including interest, penalties, reasonable attorneys’ and experts’ fees, disbursements and related charges and any costs or expenses that an indemnified party incurs to enforce its right to indemnification or in connection with investigating, defending or preparing to defend any action, proceeding or claim) of any nature whatsoever, whether actual or consequential, at the time they are incurred (collectively, “Damages”), asserted against, imposed upon, or incurred by any Indemnified Party, directly or indirectly, by reason of any inaccuracy in or breach of any representations, warranties, covenants or agreements of the Company contained in this Agreement or any other Transaction Document or in any certificate, instrument or document delivered hereunder or thereunder.
     (b) Promptly after receipt by the Indemnified Party under this Section 6.11 of notice of any claim or the commencement of any action, or after an Indemnified Party otherwise becoming aware of facts or circumstances giving rise to any Damages, such Indemnified Party shall, if a claim in respect thereof is to be made against an indemnifying party under such section, give written notice to the indemnifying party of the commencement thereof, but the failure to so notify the indemnifying party shall not relieve it of any liability that it may have to any Indemnified Party except to the extent the indemnifying party reasonably demonstrates that the defense of, or the limitation of liability in connection with, such action is materially prejudiced thereby. In case any such action shall be brought against an Indemnified Party and the Indemnified Party shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may elect, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party. If the indemnifying party elects to assume the defense of such action, the Indemnified Party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such action, the Indemnified Party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the indemnifying party. In such event, upon written notice by the Indemnified Party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the Indemnified Party. In the event that the Indemnified Party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the Indemnified Party, the indemnifying party shall reimburse the Indemnified Party for such difference; in the event that the Advance Indemnification Payment exceeds the Indemnified Party’s actual costs and expenses, the Indemnified Party shall promptly remit payment of such difference to the indemnifying party. If the action is asserted against both the indemnifying party and the Indemnified Party and, in the reasonable judgment of the Indemnified Party, there is a conflict of interests that renders it inappropriate for the same counsel to represent both the indemnifying party and the Indemnified Party or any Affiliate or associate thereof, the indemnifying party shall be responsible for paying for separate counsel retained by the Indemnified Party for the Indemnified Party to the extent the Indemnified Party would otherwise be entitled to indemnification under this section; provided however, that if there is more than one Indemnified Party, the indemnifying party shall not be responsible for paying for more than one separate firm of attorneys to represent the Indemnified Parties, regardless of the number of Indemnified Parties. If the indemnifying party elects to assume the defense of such action, (i) no compromise or settlement thereof may be affected by the indemnifying party without the Indemnified Party’s written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the indemnifying party and (ii) the Indemnified Party shall have no liability or obligations with respect to any compromise or settlement thereof affected without its written consent (which shall not be unreasonably withheld).
     (c) The provisions of this Section 6.11 shall not limit or impair any right or remedy arising from breach of this Agreement or any Transaction Document. In addition to any other remedy provided by law, injunctive relief may be obtained to enjoin the breach, or threatened breach, of any provision of this Agreement or any Transaction Document and each party hereto shall be entitled to specific performance by the others of their obligations hereunder and thereunder. All remedies, either under this Agreement or any Transaction Document, by law or as may otherwise be afforded to the Investors or the Company, as the case may be, shall be cumulative.
     SECTION 6.12 Expenses. Each Investor hereby agrees to bear its proportionate share (determined by reference to its Sharing Ratio) of the reasonable costs, expenses and disbursements incurred by the Company, any Investor and/or any of their respective Affiliates at any time on or after March 1, 2006 in connection with the negotiation, preparation and execution of this Agreement and the other Transaction Documents, subject to a maximum amount equal to its proportionate share of $1,000,000 (the “Transaction Expenses”). Each Investor shall be responsible for its proportionate share of the Transaction Expenses regardless of whether the Closing shall occur. At any time prior to the Closing Date, upon receipt of a written request from the Company accompanied by supporting documentation reasonably acceptable to the Institutional Investors, each Investor shall promptly, and in any event within 10 days, pay all or such requested portion of its proportionate share of the Transactions Expenses incurred as of the date of such request. Following the Closing, the Company shall promptly, and in any event within 10 days, pay or reimburse each Investor or any of their respective Affiliates for the Transaction Expenses paid by it pursuant to this Section 6.12 and for all other out-of-pocket expenses it has incurred in connection with its consideration of an investment in the Company, due diligence of the Company, the negotiation, preparation and execution of this Agreement and the other Transaction Documents and the consummation of the transactions hereunder and thereunder.
ARTICLE VII.
MISCELLANEOUS
     SECTION 7.01 Survival of Agreements. All covenants, agreements, representations and warranties made in this Agreement or any of the other Transaction Documents or any certificate or instrument delivered to the Investors pursuant to or in connection with this Agreement or any of the other Transaction Documents shall survive the execution and delivery of this Agreement and all of the other Transaction Documents, the issuance, sale and delivery of the Membership Interests, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.
     SECTION 7.02 Parties in Interest. No party may assign any rights or obligations under this Agreement except (i) that any Institutional Investor may assign and/or delegate any portion or all of its rights and obligations under this Agreement to any affiliated fund and (ii) with the express consent of the Institutional Investors (a “Permitted Assignment”). Upon any Permitted Assignment, the references in this Agreement to an Investor shall also apply to any such assignee and all representations, warranties, covenants and agreements contained in this Agreement or any other Transaction Document by or on behalf of the parties hereto shall bind and inure to the benefit of such assignees whether so expressed or not. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not a party to this Agreement except as provided herein. Whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of any Investor as a purchaser or holder of Membership Interests are also for the benefit of and enforceable by any subsequent holder of such Membership Interests who acquires at least 50% of the Membership Interests of an Investor to the same extent they would have been enforceable by such Investor.
     SECTION 7.03 Notices. Any notice, request, demand or other communication required or permitted to be given to a party hereto pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of: (a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) one day after deposit with a nationally-recognized courier or overnight service such as Federal Express, or (d) five days after mailing via certified mail, return receipt requested. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party below or, with respect to the Individual Investors, as specified on the signature pages hereof:

     If to the Company:

Ensource Energy, LLC
7500 San Felipe, Suite 440
Houston, Texas 77063
Attention:	Scott W. Smith
Marshall M. Eubank
Facsimile:	(713) 659-1799

with a copy to (which shall not constitute notice):

Andrews Kurth LLP
00 Travis, Suite 4200
Houston, Texas 77002
Attention:	James V. Baird
Facsimile:	(713) 238-7120

If to Lehman, to the care of:

Lehman Brothers Inc.
600 Travis Street, Suite 7200
Houston, Texas 77002
Attention:	J. Robert Chambers
Facsimile:	(713) 236-3912

with a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, Suite 4400
Houston, Texas 77002
Attention:	J. Michael Chambers
Facsimile:	(713) 236-0822

If to Ospraie, to the care of:

The Ospraie Fund L.P.
Ospraie Special Opportunities L.P.
Ospraie Special Opportunities (Offshore) Master Alternative LLC
c/o Ospraie Management, LLC
320 Park Avenue, 27th Floor
New York, New York 10022
Attn:	John Duryea
Facsimile:	(212) 980-3796

with a copy to (which shall not constitute notice):

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attn:	Robert Goldstein
Facsimile:	(212) 593-5955

If to any other Investor, to the address for such Investor set forth on the signature page of this Agreement.
Any party hereto (and such party’s permitted assigns) may change such party’s address for receipt of future notices hereunder by giving written notice to the Company and the other parties hereto.
     SECTION 7.04 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.
     SECTION 7.05 Submission To Jurisdiction; Waivers. The Company and each Investor hereby knowingly, voluntarily and intentionally irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party (whether for claims sounding in contract or in tort), or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address as set forth in Section 7.03 or at such other address of which the parties hereto shall have been notified pursuant thereto;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
     SECTION 7.06 WAIVER OF JURY TRIAL. THE COMPANY AND EACH OF THE INVESTORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN (IN EACH CASE, WHETHER FOR CLAIMS SOUNDING IN CONTRACT OR IN TORT).
     SECTION 7.07 Entire Agreement. This Agreement and the other Transaction Documents, together with the certificates, documents, instruments and writings that are delivered pursuant thereto, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof or the transactions contemplated hereby and supersedes all prior understandings, agreements, or representations by or among such parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.
     SECTION 7.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.
     SECTION 7.09 Amendments and Waivers. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of each of the Company, Lehman and Ospraie. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by Law.
     SECTION 7.10 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a court, governmental body, arbitrator or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the court, governmental body, arbitrator or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.
     SECTION 7.11 Titles and Subtitles. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.
     SECTION 7.12 No Reliance. Each of the Investors acknowledges that they are not relying upon any Person, other than the Company and its officers and directors (acting in their capacity as representatives of the Company), in deciding to invest and in making its investment in the Company.
     SECTION 7.13 Construction. The parties hereto have jointly participated in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign law will also be deemed to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context otherwise requires. The words “including,” “includes” and “include” shall be deemed to be followed by “without limitation.” Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” herein, “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has breached, will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty or covenant.
     SECTION 7.14 Remedies. The parties hereto shall have all remedies for breach of this Agreement available to them as provided by law or equity. Notwithstanding the foregoing, in no event shall the parties hereto have a right to consequential, indirect, special, incidental, exemplary or punitive damages.
     SECTION 7.15 Incorporation of Exhibits, Annexes and Schedules. The exhibits, annexes and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.
[Signature Page to Follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the day and year first above written.

ENSOURCE ENERGY, LLC

By:	/s/ Scott W. Smith
Scott W. Smith
President

LEHMAN BROTHERS INC.

By:	/s/ J. Robert Chambers
J. Robert Chambers
Managing Director

THE OSPRAIE FUND, L.P.

By:	Ospraie Group, LLC, its General Partner

By:	/s/ Dwight Anderson
Dwight Anderson
Managing Member

OSPRAIE SPECIAL OPPORTUNITIES L.P.

By:	Ospraie Associates, LLC, its General Partner
By:	Ospraie Group, LLC, its Managing Member

By:	/s/ Dwight Anderson
Dwight Anderson
Managing Member

OSPRAIE SPECIAL OPPORTUNITIES (OFFSHORE) MASTER ALTERNATIVE LLC

By:	Ospraie Associates, LLC, its Managing Member
By:	Ospraie Group, LLC, its Managing Member

By:	/s/ Dwight Anderson
Dwight Anderson
Managing Member
[Signature Page to Subscription Agreement]

RTR FUND I, LP

By:	RTR Fund GP, LLC, its general partner

By:	/s/ John G. Redford
Name:
Title:

Address:	1616 Voss
Houston, Texas 77057

Facsimile:	(713) 622-2266

SCOTT W. SMITH

/s/ Scott W. Smith

Address:	7500 San Felipe, Suite 440
Houston, Texas 77063

Facsimile:	(713) 659-1799

MARSHALL M. EUBANK

/s/ Marshall M. Eubank

Address:	7500 San Felipe, Suite 440
Houston, Texas 77063

Facsimile:	(713) 659-1799

GEORGE K. HICKOX, JR.

/s/ George K. Hickox, Jr.

Address:	1629 Locust St.
Philadelphia, Pennsylvania 19013

Facsimile:	(212) 546-1401
[Signature Page to Subscription Agreement]

JON C. HUGHES

/s/ Jon C. Hughes

Address:	475 17th Street
Denver, Colorado 80202

Facsimile:	(303) 292-1904

LOREN B. SINGLETARY

/s/ Loren B. Singletary

Address:	6234 Sugar Hill
Houston, Texas 77057

Facsimile:	(713) 659-1799

J .THOMAS EUBANK

/s/ J. Thomas Eubank

Address:	c/o Baker Botts LLP
910 Louisiana
Houston, Texas 77002-4995

Facsimile:	(713) 229-2888
[Signature Page to Subscription Agreement]